CONSULTANT'S AGREEMENT
MARYLAND PORT ADMINISTRATION
STATE OF MARYLAND

(I.D. No.: 509920)

THIS CONSULTANT'S CONTRACT (hereinafter "Contract"), entered into **this _____ day of ________, 2008,** by and between the

STATE OF MARYLAND
MARYLAND PORT ADMINISTRATION
Office of Engineering, 2nd Floor, Suite 220
Maritime Center II
2310 Broening Highway
Baltimore, Maryland 21224
hereinafter ("Administration")

and

Defense Solutions, LLC
707 Eagleview Blvd, Suite 100
Exton, PA 19341
hereinafter ("Contractor")

WHEREAS, the Administration has chosen the Contractor, and the Contractor has agreed to perform the work herein and be bound by the terms of this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained be it agreed by and between the parties hereto as follows:

ARTICLE 1 - WORK TO BE PERFORMED BY CONTRACTOR

1.1 **Scope of Work.** The Contractor shall provide all expertise, labor, supervision, materials and transportation necessary to develop Port Safety and Security Services for implementing a National Maritime Security Initiative for MPA-owned and/or operated port facilities in compliance with the Maritime Transportation Security Act (MTSA) of 2002 (hereinafter the "Services") as described in the Contract Documents, and shall comply with all of the terms, conditions, and contract provisions of the Contract Documents. All work shall be performed on a task order basis.

1.2 **Contract Documents.** The Contract Documents shall consist of this Contractor Agreement, and the documents listed below.

A. This Contractor Agreement;
B. The Maryland Department of Transportation ("MDOT") General Conditions for Consultnat Services;
C. Request for Information Request, dated May 2008;
D. Proposal & Price Submission, dated June 2, 2008; and
E. Contract Affidavits.

1.3 **Project Task Orders.** All work performed by Contractor shall be documented in a Task Order initiated by Contractor and signed by authorized representatives of both parties. Each Task Order will be by written notification delineating the task(s) required, the agreed upon cost, the number of personnel assigned to the work, the agreed upon time for completion and the necessary State approvals. No work shall be commenced prior to the proper written approval of the Contract Administrator. The Contractor may be required to work on more than one task order at a time.

ARTICLE 2 - SCOPE OF WORK

The Contractor shall provide all expertise, labor, supervision, materials and transportation necessary to provide port safety and security services for implementation of facility security requirements of the Maritime Transportation Security Act (MTSA) as amended, for certain port facilities owned by the MPA.

The Contractor will advise on security measures that could be used to provide improved security for MPA-owned facilities. The work includes, but is not limited to, a security audit to support development of a facility security assessment (FSA), and a facility security plan (FSP) for designated facilities and upon request, supplemental consulting, safety and security services as may be required to refine or implement the facility security plan or plans.

Unless otherwise stated, the Contractor' services will be performed on a fixed price, not-to-exceed basis by subtask. Supplemental service subtasks will be performed on a fixed price, indefinite delivery, on a not-to-exceed basis with the fixed price component of the task being the hourly labor rate for individuals providing service as detailed in the price estimate.

2.1 Delivery – All work detailed above shall be performed by January 30, 2009. The Contractor recognizes and acknowledges that "Time is of the Essence" and that MPA may incur substantial penalties.

ARTICLE 3 - COMPENSATION AND METHOD OF PAYMENT

3.1 **Rate.** The Administration shall reimburse the Contractor for the services provided hereunder in accordance with the rates set forth in the Contractor's Price Proposal, which is attached

hereto and expressly incorporated by referenced. This agreement shall not exceed $100,000.00 over the duration of the Agreement. .

3.2 **Invoices/Manner of Payment.** The Contractor shall submit billings for all costs expended in the performance of this Agreement in accordance with the Contractor's Price Proposal Worksheet attached hereto and the agreed upon cost for each Task Order. A standard billing format shall be followed including, but not limited to, the Contract's Federal Tax Identification Number of **54-2060557**, and the Contract Identifying Number set out above. Provided that the Contractor is not in default of any of the Agreement terms or conditions, the Administration shall cause said billing to be promptly paid. A cost accounting practice will be followed in accordance with COMAR 21.09, and uniform practices of the profession as acceptable to the Administration. The Administration hereby reserves the right to audit Contractors records at any time and for any reason as applicable under the law.

3.3 **Expenses.** Except as otherwise agreed in this Agreement or the applicable Task Order, Contractor shall be responsible for all costs and expenses incident to the performance of services for Administration, including all costs incurred by Contractor to do business.

ARTICLE 4 - TERM

4.1 **Term.** This open-end Agreement shall commence on the date established in the Notice to Proceed from the Administration, and shall be in full force and effect for a period of one (1) year, with a one year renewal option at the current GSA contract rates unless terminated earlier in accordance with terms of this Agreement.

4.2 **Survival.** In the event of any termination of this Agreement, section 7 hereof shall survive and continue in effect.

ARTICLE 5 - INDEPENDENT CONTRACTOR STATUS

5.1 **Intention of Parties.** The Contractor is not an employee of the Administration but is an independent contractor as that term is normally defined. The Contractor shall be responsible for providing all supplies and materials necessary for performance of all work under the Agreement, and for withholding any taxes and Social Security payments due in relation to the Agreement. The Contractor is not an agent of the Administration or the State of Maryland, and cannot commit the Administration or the State to any expenditure of funds, or enter into any contractual obligation on behalf of the Administration or the State. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Administration and either the Contractor or any employee or agent of Contractor.

5.2 **Non-Exclusive.** The Contractor shall retain the right to perform work for others during the term of this Agreement. Administration shall retain the right to cause work of the same or a different kind to be performed by its own personnel or other contractors during the term of this Agreement.

5.3 **Coordinating Instructions.** In view of the sensitive nature for producing the FSA and FSP,

the Contractor are authorized to coordinate directly with the Administration's Director of Security for technical issues. Work under this task shall be coordinated to the maximum extent practicable with related work performed by the Contractor in order to conserve resources, insofar as practicable.

The Administration's Director of Security and the Contractor may, by mutual agreement, reprogram uncharged funds between tasks and subtasks as may be necessary to respond to changed and unforeseen conditions, provided such modifications do not result in a change to the overall contract amount and remain within the approved scope of work. Any reprogramming will be documented in writing and made part of project documentation

ARTICLE 6 - INDEPENDENT CONTRACTOR STATUS

The following individuals are designed as Contract Representatives for their respective parties (name and address):

Administration	**Maryland Port Administration** **Melvin P. Jackson, Senior Security Specialist** **Security Department** **2700 Broening Highway** **Baltimore, MD 21224**
Phone	**410-633-1149**
Fax	**410-285-0891**
E-mail	**mjackson@marylandports.com**
Contractor	**Defense Solutions, LLC** **CDR Michael Kearney, Port Security Practice Leader** **707 Eagleview Blvd, Suite 100** **Exton, Pa 19341**
Phone	**610-833-6000**
Direct Line:	**610-833-6014**
Fax	**610-833-6010**
E-mail	**Kearney@ds-pa.com**

Unless otherwise specified in an addendum to this Agreement, the Contractor's Contract Representative as identified in this Agreement, shall be deemed to have authority to render any decision or take any action required under the Agreement. The Administration's Contract Representative, as identified in this Agreement, is the person to be contacted by the Contractor for the purposes of communicating routine information, requesting assistance, or making routine inquiries with respect to the Agreement. Unless otherwise specified by law, or regulation or in an addendum to this Agreement, the Administration's Procurement Officer is the only official authorized to enter into or administer the Agreement, to make determinations and findings with respect to the Agreement, authorize changes to the Scope of Work, or issue Stop Work Orders.

Services of any notice required by the Agreement shall be complete upon receipt of such notice, postage prepaid, to the appropriate Contract Representative at the address indicated in this

Agreement. If no Contract Representative is named, then the person executing the Agreement for a party shall be the Contract Representative for purposes of notice.

ARTICLE 7 - CONFIDENTIALITY

All materials made available to the Contractor and all work products shall be considered, handled and safeguarded as sensitive security information. Materials produced by the Contractor shall be marked in accordance with marking requirements specified by the MPA and to be provided separately by MPA. These materials shall not be released or otherwise disclosed or made available to any other party without the expressed written approval of the Administration, and no such approval shall be given without the expressed written authorization of the Maryland Port Administration's Director of Security.

The Contractor shall maintain in strict confidence, and shall use and disclose only as authorized by the Administration, all information of a competitively sensitive or proprietary nature that it receives in connection with the work performed for the Administration pursuant to each Work Order. Contractor shall require its personnel to agree to do likewise. The Administration shall take reasonable steps to identify for the benefit of Contractor and its personnel any information of a competitively sensitive or proprietary nature, including by using confidentiality notices in written material where appropriate. These restrictions shall not be construed to apply to (1) information generally available to the public, (2) information released by the Administration generally without restriction, (3) information independently developed or acquired by the Contractor or its personnel without reliance in any way on other protected information of the Administration, or (4) information approved for the use and disclosure of the Contractor or its personnel without restriction. Notwithstanding the foregoing restrictions, the Contractor and its personnel may use and disclose any information (a) to the extent required by an order of any court or other governmental authority, or (b) as necessary for it or them to protect their interest in this Agreement, but in each case only after the Administration has been so notified and has had the opportunity, if possible, to obtain reasonable protection for such information in connection with such disclosure.

Notwithstanding the above, any documentation produced that contains information that is Sensitive Security Information as that term is defined in 33 CFR § 101.105 and 49 CFR part 1520 shall not be disclosed.

ARTICLE 8 - EXCLUSIVE AGREEMENT

This Agreement is the exclusive statement of the agreement of the parties with respect to its subject matter and supersedes all prior agreements, negotiations, representations, proposals, and awards, written and oral, relating to its subject matter. Any changes, alterations, and modifications in the services of this Agreement may only be made by an agreement in writing executed by both parties and approved by the Administration, and the Maryland Board of Public Works, as applicable.

ARTICLE 9 - INSURANCE

The requiring of any and all insurance as set forth in these specifications, or elsewhere, shall be in addition to and not in any way in substitution for all the other protection provided under the Contract Documents.

No acceptance and/or approval of any insurance by the Maryland Port Administration, and/or the Engineer, shall be construed as relieving or excusing the Contractor, or the Surety of his Bonds, from any liability or obligation imposed upon either or both of them by the provisions of the Contract Documents.

The Contractor shall at all times during the term of this Contract, and until it has received Notice of Final Acceptance by the Maryland Port Administration, or the Engineer, maintain in full force and effect the polices of insurance required by this Article 9. The Contractor shall provide the Maryland Port Administration with evidence that the required insurance has been obtained. The Contractor shall name the Maryland Port Administration, MDOT and the State of Maryland as additional insureds on each of the policies (except Workers' Compensation) listed in Paragraph A. The Contractor shall provide certificates of insurance or other evidence that it has complied with this provision before commencement of work under this contract. Certificates shall indicate effective dates and dates of expiration of policies. However, the Contractor, if requested by the Maryland Port Administration, shall provide certified true copies of any and all of the policies of insurance to the Maryland Port Administration.

The Contractor shall not commence work under this contract until all the insurance required under this section has been obtained and approved by the Maryland Port Administration, nor shall the Contractor allow any Subcontractor to commence work on his subcontract until the insurance required of the Subcontractor has been so obtained and approved.

All insurance policies required by this Section, or elsewhere in the Contract Documents, shall be so endorsed as to provide that the insurance carrier will be responsible for giving immediate and positive notice to the Maryland Port Administration in the event of cancellation or material modification of the insurance policy by either the insurance carrier or the Contractor, at least sixty (60) days prior to any such cancellation or modification. A copy of the endorsement for each insurance policy shall be submitted to the Maryland Port Administration before any work under this Contract commences.

The Contractor shall purchase and maintain during the life of this Contract:

A. Workers' Compensation
   1. Workers' Compensation insurance as required by the laws for the State of Maryland, which shall include Employer's Liability coverage with a minimum limit of $500,000.
   2. Such policy or policies of insurance mentioned above shall also include coverage for the benefits as set forth under the U.S. Longshoremen and Harborworkers Compensation Act, the Jones Act and other Federal laws where applicable.

B. Liability Insurance

Occurrence forms of comprehensive general liability insurance covering the full scope of this agreement with limits not less than $1,000,000 per occurrence and $2,000,000 aggregate for personal or bodily injuries and $1,000,000 per occurrence and aggregate for property damage. A combined single limit per occurrence of $2,000,000 is acceptable. All policies issued shall include permission for partial or total occupancy of the premises by or for the Maryland Port Administration within the scope of this Contract. Such insurance shall include but shall not be limited to, the following:

1. Comprehensive general liability insurance including a comprehensive broad form endorsement and covering: a) all premises-operations, b) completed operations, c) independent Contractors, d) liability assumed by oral or written contract or agreement, including this contract, e) additional interests of employees, f) notice of occurrence, g) knowledge of occurrence by specified official, h) unintentional errors and omissions, i) bodily injury or property damage for contamination by pollutants arising from the completed work, j) incidental (contingent) medical malpractice, k) extended definition of bodily injury, l) personal injury coverage (hazards A and B) with no exclusions for liability assumed contractually or injury sustained by employees of Contractor, m) broad form coverage for damage to property of the Maryland Port Administration, as well as other third parties resulting from completion of the Contractor's services.

2. Comprehensive business automobile liability insurance covering use of any motor vehicle to be used in conjunction with this contract, including hired automobiles and non-owned automobiles.

If any operations performed within the scope of this Contract by Contractor or its Subcontractors require the use of any aircraft or watercraft (owned or non-owned), Contractor shall maintain liability insurance satisfactory to the Maryland Port Administration to cover such activities. Such coverage must be included as underlying insurance in any umbrella policies carried by the Contractor.

It is the sole responsibility of the Contractor to see that any and all of its Subcontractors or their Subcontractors carry insurance required herein to the extent Contractor wishes to impose on its Subcontractor such liability insurance. Automobile liability insurance required herein shall be provided by each Subcontractor: The Contractor shall be held responsible for compliance and enforcement of the Maryland Port Administration's insurance requirements and its own requirements and for any modifications or waivers of these insurance requirements as they apply to Subcontractors.

The Maryland Port Administration shall have the right to require that the limits of liability set forth in the above paragraphs hereof be raised if in its judgment economic or

insurance market conditions warrant. If additional costs are incurred because of raised limits, the pre-approved additional cost shall be added to the Contract Sum.

Without limitation of any other provisions of this Contract, if (a) the Contractor's agreement herein to insure or to name as an additional insured the Maryland Port Administration or MDOT with respect to contractual liability assumed by the Contractor under the terms of the Contract Documents or otherwise, or (b) any Contract of insurance between the Contractor or any Subcontractor and its insurance company, shall to any extent be or be determined to be void or unenforceable, it is the intention of the parties that such circumstances shall not otherwise affect the validity or enforceability of Contractor's agreements and obligations under the Contract Documents nor the validity or enforceability of such contract of insurance, each of which shall be enforced to the fullest extent permitted by law.

The furnishing of evidence of insurance by certificate or policy copy that is not in conformance with the requirements shall not constitute a waiver of or amendment to, the aforementioned requirements. Any modification or waiver of the requirements must be provided by the Maryland Port Administration in writing to the Contractor and agreed to by signature of any authorized Officer of the Contractor.

IN WITNESS WHEREOF, the parties have executed this Contract I.D. No.: **509920,** by causing the same to be signed on the day and year first above written.

Defense Solutions, LLC

[signature] **WITNESS**

BY [signature]

Name: Timothy D. Ringgold

Title: CEO

F.E.I.D: 54-2060557

STATE OF MARYLAND
MARYLAND PORT ADMINISTRATION

WITNESS

BY ______________________
Douglas E. Matzke, P.E.
Director of Engineering

APPROVED AS TO FORM AND LEGAL SUFFICIENCY

____
Assistant Attorney General